Exhibit 9.2

                    AMENDMENT NO. 9 TO VOTING TRUST AGREEMENT

             THIS AMENDMENT NO. 9 to that certain Voting Trust Agreement, dated as of June 21, 1982, as restated, by and between the parties identified on the signature pages hereto, is made as of June 30, 1997.

                              W I T N E S S E T H :

             WHEREAS, the undersigned constitute the holders of all of the outstanding voting trust certificates ("Voting Trust Certificates") issued with respect to shares of the Common Stock of LaCrosse Footwear, Inc., a Wisconsin corporation ("Company");

             WHEREAS, each such Voting Trust Certificate was issued pursuant to that certain Voting Trust Agreement, dated as of June 21, 1982, as amended ("Voting Trust Agreement"), between George W. Schneider,
   Virginia F. Schneider and Leo J. Schneider, as the initial trustees, and George W. Schneider, Virginia F. Schneider, Joan S. Gilles, Anna Marie Cronin, Katherine S. Buschelman (formerly Katherine M. Schneider), John F. Schneider, Christopher Schneider, Mary E. Schubothe (formerly Mary E. Schneider), Joseph P. Schneider, Steven M. Schneider, Henry P. Schneider, Virginia S. Corrada (formerly Virginia M. Schneider), Leo J. Schneider and Schneider Properties, as depositors; and

             WHEREAS, the parties hereto believe it to be in their best interest to amend the Voting Trust Agreement as provided herein.

             NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

             1. The second (2nd) sentence of Paragraph 6.1 of the Voting Trust Agreement shall be amended to read in full as follows: "Unless and until this Agreement has been terminated according to the provisions hereof, the Trustees shall not accept the surrender of a Beneficiary's Trust Certificates in exchange for Common Stock, other voting securities of the Company or other assets held by the Trustees pursuant to this Agreement; provided, however, that on January 31st of each year commencing on January 31, 1998, each Beneficiary (and/or such Beneficiary's
   transferees   in  the  aggregate)   will  automatically   receive  Ten
   Thousand (10,000) shares (subject to adjustment to avoid dilution) of Common Stock as a withdrawal from such Beneficiary's shares held pursuant to this Agreement."

             2. Except as provided in Paragraph 1 hereof, all of the provisions of the Voting Trust Agreement currently in effect shall continue in full force and effect.

             3. This instrument may be executed in one or more counterparts, each of which shall be deemed original, but all of which together shall constitute but one and the same instrument.

             Dated and effective as of the day and year first above written.

                                    TRUSTEES

   /s/ George W. Schneider  (SEAL)     /s/ Virginia F. Schneider  (SEAL)
   George W. Schneider                 Virginia F. Schneider

   /s/ Joseph P. Schneider  (SEAL)     /s/ Steven M. Schneider    (SEAL)
   Joseph P. Schneider                 Steven M. Schneider

   /s/ Patrick Greene       (SEAL)
   Patrick Greene

                      HOLDERS OF VOTING TRUST CERTIFICATES

   GEORGE W. AND VIRGINIA F.
   SCHNEIDER TRUST U/A DATED
   SEPTEMBER 1, 1987


   By:  /s/ George W. Schneider    (SEAL)
        George W. Schneider
        Trustee

   By:  /s/ Virginia F. Schneider  (SEAL)
        Virginia F. Schneider
        Trustee

   GARY AND KATHERINE
   BUSCHELMAN TRUST

   By:  /s/ Katherine S. Buschelman(SEAL)
        Katherine S. Buschelman, Trustee

   By:  /s/ Gary Buschelman      (SEAL)
        Gary Buschelman, Trustee

    /s/ Joan S. Gilles           (SEAL)   /s/ Joseph P. Schneider  (SEAL)
    Joan S. Gilles                        Joseph P. Schneider

    /s/ Anna Marie Cronin        (SEAL)   /s/ Steven M. Schneider  (SEAL)
    Anna Marie Cronin                     Steven M. Schneider

    /s/ John F. Schneider        (SEAL)   /s/ Henry P. Schneider   (SEAL)
    John F. Schneider                     Henry P. Schneider

    /s/ Christopher Schneider    (SEAL)   /s/ Virginia S. Corrada  (SEAL)
    Christopher Schneider                 Virginia S. Corrada

    /s/ Mary E. Schubothe        (SEAL)   /s/ Fredrick G. Schneider(SEAL)
    Mary E. Schubothe                     Fredrick G. Schneider